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FOR IMMEDIATE RELEASE
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AUGUST 19, 2003



               TTR TECHNOLOGIES APPOINTS JUDAH FEIGENBAUM TO BOARD
                                  OF DIRECTORS

NEW YORK, AUGUST 19, 2003 -- TTR TECHNOLOGIES, INC., (OTC BB: TTRE) announced today the appointment of Judah Marvin Feigenbaum to its Board of Directors and the resignations of Richard Gottehrer and Joel Schoenfeld from its Board of Directors.

Judah Marvin Feigenbaum, 53, is the Chief Executive Officer of Acolyte Technologies Corporation ("Acolyte"), a company that develops patented technologies in the L.E.D. (light-emitting diode) field. Prior to joining Acolyte, Mr. Feigenbaum was the founder, President and Chief Executive Officer of The Patient Discharge Desk, a company that develops proprietary software for the health care industry. In the ten years prior to founding The Patient Discharge Desk, Mr. Feigenbaum was Chairman, President and Chief Executive Officer of United Diagnostics, Analytical Biosystems Corporation, Medical Science Institute, Physicians Clinical Laboratory, Inc. and NTBM Billing Services. Prior to that, Mr. Feigenbaum was Managing Partner, Chairman and Chief Executive Officer of Temco Home Health Care Products, Inc., a manufacturer of home health care and rehabilitation equipment.

Richard Gottehrer and Joel Schoenfeld will be resigning from the Company's Board of Directors, effective August 28, 2003, for personal reasons, including focusing on other business opportunities and projects. The Company thanked both directors for their contributions to the Company and wished them well in their future endeavors.

FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2002, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.

Contact:

     Stern & Co.
     Truc Nguyen, 212/888-0044
     tnguyen@sternco.com
     -------------------
     or
     TTR Technologies, Inc.
     Samuel Brill, 914/921-4004
     samb@ttrtech.com
     ----------------


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